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Form N-SAR for the First Investors Cash Management Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors
Cash Management Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 94,769,946 shares voting for the adoption of the proposal and 894,225 shares voting against the adoption of the proposal.

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Form N-SAR for the First Investors Government Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Government Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 10,652,742 shares voting for the adoption of the proposal and 160,077 shares voting against the adoption of the proposal.

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Form N-SAR for the First Investors Investment Grade Fund  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Investment Grade Fund ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth.

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. This proposal was approved with 14,677,173 shares voting for the adoption of the proposal and 206,302 shares voting against the adoption of the proposal.

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Form N-SAR for the First Investors Fund For Income  3/31/06

Sub-Item 77C:

A special meeting of the shareholders of the First Investors Fund For Income ("Fund") was held on October 28, 2005.

	The first proposal was to elect eight (8) Trustees. The following Trustees were elected: Charles R. Barton III, Stefan L. Geiringer, Robert
M. Grohol, Kathryn S. Head, Arthur M. Scutro, Jr., James M. Srygley, John
T. Sullivan and Robert F. Wentworth

	The second proposal was to approve the reorganization of the Fund into a series of a newly-established Delaware statutory trust. Because sufficient votes had not been received from shareholders of the Fund on October 28, 2005, the meeting was adjourned with respect to the second proposal to November 22, 2005. At the adjourned meeting held on November 22, 2005, this proposal was approved with 134,122,964 shares voting for the adoption of the proposal and 2,311,033 shares voting against the adoption of the proposal.